UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230

Austin, Texas 78738

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 575-3637

Boxwood Merger Corp.

8801 Calera Drive

Austin, Texas 78735

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 3, 2020, the Board of Directors (the “Board”) of Atlas Technical Consultants, Inc. (the “Company”) approved the form of indemnification agreement (the “Indemnification Agreement”) between the Company and the individuals who serve or may serve from time to time as directors or officers of the Company or a subsidiary of the Company (such person an “Indemnitee”). Under the Indemnification Agreement, the Company agrees to indemnify directors and officers against liability arising out of the performance of their duties to the Company and its subsidiaries to the fullest extent permitted under Delaware law. The Indemnification Agreement also sets forth certain exclusions from such indemnification rights, procedures with respect to requesting and obtaining indemnification, selection of counsel and advancement of expenses and other customary provisions. On March 6, 2020, the Company entered into such Indemnification Agreements with each of its directors and executive officers.

The above description of the Indemnification Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above is incorporated in this Item 5.02 by reference.

Appointment of Officers

On March 3, 2020, the Board appointed Gary Cappa as Chief Operating Officer of the Company to serve until his successor is chosen and qualified or until his resignation, retirement, disqualification or removal from office. Mr. Cappa has no familial relationships with any director or other executive officer of the Company. There are no arrangements or understandings between Mr. Cappa and any other persons pursuant to which Mr. Cappa was appointed as Chief Operating Officer.

Mr. Cappa has served with the Company since November 2019. Prior to joining the Company, Mr. Cappa served as the President and Chief Executive Officer of Consolidated Engineering Laboratories (“CEL”) from September 1985 to November 2019. While at CEL, Mr. Cappa successfully lead and stimulated its growth from one to eight facilities in California, Utah, Nevada, and Hawaii. He has been in the testing and inspection industry for 38 years and is committed to upholding the highest standards of quality in testing and inspection. With strong expertise in problem resolution, serving as liaison between the owner and contractor, expediting project completion, and quality control, Mr. Cappa has been instrumental in developing successful programs to improve the services of testing agencies and their interaction with local jurisdictions. Mr. Cappa holds a B.A. in Geology and Earth Science from the University of California, Santa Barbara.

Indemnification Agreements

On March 6, 2020 the Company entered into Indemnification Agreements with each of its directors and officers in substantially the same form as the Form attached hereto as Exhibit 10.1. The indemnification and advancement of expenses provided under the Indemnification Agreement continue as to the Indemnitee even after such person ceases to be a director, officer, employee or agent of the Company unless terminated by the Company, but only with such Indemnitee’s consent.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

	By:	/s/ L. Joe Boyer
Dated: March 9, 2020		Name: L. Joe Boyer
Title: Chief Executive Officer